UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2007

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60169
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2007, Career Education Corporation (the “Company”) issued a press release announcing the appointment of Michael J. Graham, age 47, as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective on September 5, 2007. Mr. Graham succeeds Patrick K. Pesch, who announced his retirement from the Company. As disclosed in the press release, Mr. Pesch resigned from his position as a director of the Company on August 21, 2007, and from his positions as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective as of September 4, 2007.  A copy of the Company’s press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Mr. Graham has served as the chief financial officer of the Terlato Wine Group, a privately-held company specializing in luxury wine marketing and production, since July 2006.  From May 2005 until joining the Terlato Wine Group, Mr. Graham was senior vice president and controller of RR Donnelley and Sons.  From 2003 through 2005, he served as vice president and controller of Sears, Roebuck and Co., and from 2000 through 2003 he served as chief financial officer of Aegis Communications Group.

On August 13, 2007, the Company and Mr. Graham entered into a letter agreement (the “Letter Agreement”) pursuant to which Mr. Graham will serve as the Company’s Executive Vice President and Chief Financial Officer.  Mr. Graham’s employment is at-will and may be terminated by either Mr. Graham or the Company at any time.  Under the Letter Agreement, Mr. Graham will be paid a base salary of $390,000 per year, which will be reviewed on an annual basis, and he will receive a $50,000 sign-on bonus. In addition, Mr. Graham will be eligible to participate in the Company’s Corporate Bonus Program.  Under this program, Mr. Graham’s target annual bonus will be 75% of his base salary.  For 2007, Mr. Graham is guaranteed to receive a minimum bonus of 75% of the pro rata portion of his 2007 base salary, provided that he remains employed on December 31, 2007.

The Letter Agreement further provides that on the commencement date of Mr. Graham’s employment with the Company (the “Grant Date”), the Company will grant to Mr. Graham 6,000 shares of restricted stock and an option to purchase 12,500 shares of the Company’s common stock under the terms of the Career Education Corporation 1998 Employee Incentive Compensation Plan (the “Compensation Plan”), with an exercise price equal to the stock price at the close of business on the Grant Date.  The restricted stock will vest on the third anniversary of the Grant Date, subject to the terms of the restricted stock agreement and the Compensation Plan, and the options will vest 25% per year over four years.

The Letter Agreement provides that in the event that Mr. Graham’s employment is terminated without cause (as defined in the Compensation Plan) or if Mr. Graham voluntarily resigns for good reason (as defined in the Letter Agreement), Mr. Graham is eligible to receive severance benefits.  If such termination occurs during the first twelve months of employment, Mr. Graham will receive severance benefits equal to one year of base salary, plus a pro-rated portion of his target bonus, if earned.  If such termination occurs after the first twelve months of employment, he will receive severance benefits pursuant to the CEC Severance Plan for Executive Level Employees.

Mr. Graham does not have any family relationship with any executive officer or director of the Company, or with any person selected to become an officer or a director of the Company.  Neither Mr. Graham nor any member of his immediate family is a party to any transactions or proposed transactions with the Company.

Mr. Pesch has agreed to remain with the Company as an employee and consultant to facilitate an orderly transition of responsibilities to Mr. Graham.  The Company and Mr. Pesch have entered into a Termination and Consulting Agreement, dated August 21, 2007 (the “Agreement”), specifying the terms and conditions of Mr. Pesch’s continued employment and subsequent consultancy with the Company. Under the terms of the Agreement, Mr. Pesch’s employment with the Company will terminate as of the earliest of the (i) 60th day following the commencement of Mr. Graham’s employment with the Company, (ii) December 31, 2007, (iii) the date on which the Company terminates Mr. Pesch’s employment due to death, disability or for cause, or (iv) the date on which Mr. Pesch terminates his employment with the Company (the “Employment Termination Date”). During the period between the date of the Agreement and the Employment Termination Date, Mr. Pesch will continue to earn an annual base salary of $440,000 and will be eligible to participate in the benefit plans generally available to executive employees of the Company.  The Company will pay Mr. Pesch a severance payment equal to $440,000.  In addition, if the Company achieves certain performance goals, Mr. Pesch will be entitled to receive a pro rata amount of the bonus he would have been entitled to receive under the Company’s 2007 Executive Bonus Plan, based on the period from January 1, 2007 through the Employment Termination Date.

The Agreement also provides that Mr. Pesch will serve as a consultant to the Company following the termination of his employment in order to continue the effective transition of responsibilities to Mr. Graham. Pursuant to the Agreement, beginning on the first day after the Employment Termination Date through the earliest of June 30, 2008, or Mr. Pesch’s death, disability or notice to the Company (the “Consulting Period”), Mr. Pesch will provide consulting services to the Company as requested by the Company’s Chief Executive Officer or Chief Financial Officer.  As consideration for the provision of these consulting services, the Company will pay Mr. Pesch a consulting fee of $8,000 per month during the Consulting Period.  Mr. Pesch’s existing stock option and restricted stock awards will continue to vest in accordance with their terms through the end of the Consulting Period.  At the conclusion of the Consulting Period, all of Mr. Pesch’s unvested stock option and restricted stock awards will terminate and be forfeited. The Agreement also provides that Mr. Pesch will be subject to certain confidentiality, non-competition and non-solicitation restrictions.

The descriptions of the terms of the Letter Agreement and the Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement and the Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Letter Agreement between the Registrant and Michael J. Graham, dated August 13, 2007.

10.2	Termination and Consulting Agreement by and among the Registrant, CEC Employee Group, LLC and Patrick K. Pesch, dated August 21, 2007.

99.1

Press release of Registrant, dated August 21, 2007, reporting the appointment of Michael J. Graham as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant, and the retirement of Patrick K. Pesch as a director and as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Gary E. McCullough
Gary E. McCullough
President and Chief Executive Officer

Dated: August 21, 2007

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Letter Agreement between the Registrant and Michael J. Graham, dated August 13, 2007.

10.2	Termination and Consulting Agreement by and among the Registrant, CEC Employee Group, LLC and Patrick K. Pesch, dated August 21, 2007.

99.1

Press release of Registrant, dated August 21, 2007, reporting the appointment of Michael J. Graham as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant, and the retirement of Patrick K. Pesch as a director and as Executive Vice President, Chief Financial Officer and Treasurer of the Registrant.